EXHIBIT 3.1

                        AMENDED AND RESTATED CERTIFICATE

                                OF INCORPORATION

                   LABORATORY CORPORATION OF AMERICA HOLDINGS

                Pursuant to Sections 242 and 245 of the General

                    Corporation Law of the State of Delaware

                                   * * * * *

         The undersigned Thomas P. Mac Mahon and Bradford T. Smith, of Laboratory Corporation of America Holdings (the "Corporation"), do hereby certify as follows:

         1. (a) The present name of the Corporation is Laboratory Corporation of America Holdings.

            (b) The name under which the Corporation was originally incorporated is National Health Laboratories Holdings Inc.; and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is March 8, 1994.

         2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu thereof new Article FOURTH which is set forth in the Restated Certificate of Incorporation hereinafter provided for.

         3. The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Laboratory Corporation of America Holdings, without further amendment other than the amendment herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

         4. The amendment and the restatement of the Restated Certificate of Incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:


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                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                   LABORATORY CORPORATION OF AMERICA HOLDINGS



         FIRST: The name of the Corporation is Laboratory Corporation of America Holdings (hereinafter the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

         FOURTH: The total number of shares of stock which the Corporation has authority to issue is two hundred and ninety-five million shares (295,000,000) shares of which two hundred and sixty-five million (265,000,000) will be shares of Common Stock, each having a par value of $0.10, and thirty million (30,000,000) will be shares of Preferred Stock, each having a par value of $0.10.

         The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative at such rates, on such conditions, and at such times, and payable in preference to or in such relation to, the dividends payable on any other class or classes or to any other series); (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates


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of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

         FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

           (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors,

           (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

           (3) The number of directors of the corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

           (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

           (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.


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         SIXTH: Meetings of stockholders may be held within or without the
State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

         SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by
Thomas P. Mac Mahon, President, Chief Executive Officer and Director, and Bradford T. Smith, Secretary and Executive Vice President, on this 24th day of May, 2001.

                               LABORATORY CORPORATION OF AMERICA HOLDINGS



                               By: /s/Thomas P. MacMahon
                                  ---------------------------------------------
                                   Thomas P. Mac Mahon
                                   President, Chief Executive Officer
                                   and Director


                               By:/s/Bradford T. Smith
                                  ---------------------------------------------
                                   Bradford T. Smith
                                   Secretary and Executive Vice
                                   President


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